UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 2, 2005

EQUITY ONE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.

1600 NE Miami Gardens Drive
North Miami Beach, Florida 33179
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 947-1664

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01     Other Events.

     On June 2, 2005, Equity One, Inc. (“Equity One” or the “Company”) announced that it has engaged Secured Capital Corp. as its financial advisor with respect to Equity One’s exploration of strategic alternatives for its Texas and Louisiana portfolios, including the possible sale of some or all of those properties or a possible joint venture transaction with a strategic partner. Equity One currently has 32 properties in the State of Texas comprising an aggregate of approximately 3.0 million square feet of gross leasable area and 15 properties in the State of Louisiana comprising an aggregate of approximately 1.6 million square feet of gross leasable area. The combined portfolios generate approximately $41.3 million of annual minimum rent as of March 31, 2005.

Equity One has no definitive plans with respect to these portfolios and no agreement regarding any transaction has been reached. Moreover, there is no assurance that any transaction will be consummated. The Company intends to comment further on or respond to questions regarding a possible transaction only if and when a definitive agreement is entered into and an announcement is made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

           EQUITY ONE, INC.

Date:  June 2, 2005                         By:__/s/ Howard M. Sipzner___________
Howard M. Sipzner
Executive Vice President and Chief Financial Officer